UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021

OWL ROCK CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ORCC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 22, 2021, Owl Rock Capital Corporation (the “Company”), a Maryland corporation, entered into the Seventh Amendment to Senior Secured Revolving Credit Agreement (the “Amendment” and the facility as amended, the “Revolving Credit Facility”), which amended that certain Senior Secured Revolving Credit Agreement, dated February 1, 2017, as amended by (i) the First Amendment to Senior Secured Revolving Credit Agreement, dated as of July 17, 2017, (ii) the First Omnibus Amendment to Senior Secured Revolving Credit Agreement and Guarantee and Security Agreement, dated as of March 29, 2018, (iii) the Third Amendment to Senior Secured Revolving Credit Agreement, dated as of June 21, 2018, (iv) the Fourth Amendment to Senior Secured Revolving Credit Agreement, dated as of April 2, 2019, (v) the Fifth Amendment to Senior Secured Revolving Credit Agreement, dated as of May 7, 2020 and (vi) the Sixth Amendment to Senior Secured Revolving Credit Agreement, dated as of September 3, 2020. Among other changes, the Amendment (a) increased the aggregate commitments under the Revolving Credit Facility to $1.555 billion; (b) increased the accordion feature, which allows the Company, under certain circumstance, to increase the size of the Revolving Credit Facility, to $2.2 billion, and (c) with respect to $1.48 billion of commitments (i) extended the stated maturity date from September 3, 2025 to September 22, 2026, (ii) extended the commitment termination date from September 3, 2024 to September 22, 2025 and (iii) reduced the stated interest rate for LIBOR borrowings to LIBOR plus margin of either 1.875% per annum or, if the borrowing base is greater than or equal to the product of 1.60 and the combined debt amount, 1.75% per annum. The amendment further builds in a hardwired approach for the replacement of LIBOR loans in U.S. dollars. For LIBOR loans in other permitted currencies, the amendment includes customary fallback mechanics for the Company and the Administrative Agent to select an alternative benchmark, subject to the negative consent of required lenders.

The foregoing description is only a summary of certain of the provisions of the Amendment and is qualified in its entirety by the underlying agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Seventh Amendment to Senior Secured Revolving Credit Agreement, dated as of September 22, 2021, among Owl Rock Capital Corporation, the Lenders party thereto and Truist Bank, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Capital Corporation

September 24, 2021	By:	/s/ Jonathan Lamm
		Name:	Jonathan Lamm
		Title:	Chief Operating Officer and Chief Financial Officer